UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2016

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street
New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)

                  (203) 776-7776
(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2016, Higher One, Inc. (“Higher One”), a wholly-owned subsidiary of Higher One Holdings, Inc. (the “Company”) entered into a Master Reaffirmation and Amendment No. 6 to Loan Documents (the “Sixth Amendment”), of its five-year senior secured revolving credit facility, as amended, with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer (“Credit Facility”).

The Sixth Amendment amends the Credit Facility to, among other things,

●	allow for the sale of substantially all of the assets of the Company’s refund disbursement business, including the OneAccount; and
●	require Higher One to pay down outstanding loans under the Credit Facility by an amount equal to $10.0 million upon the close of sale of the refund disbursement business; and
●	reduce the revolving credit facility to $25.0 million on the Sixth Amendment Effective Date, $20.0 million on January 1, 2017 and $15.0 million on April 1, 2017; and
●	eliminate the financial covenant related to the maintenance of a minimum required Consolidated EBITDA amount; and
●	amend the definition of Consolidated EBITDA to allow for the inclusion of cash proceeds from the sale of the refunds disbursement business in the computation of Consolidated EBITDA; and
●	allow Higher One to repay existing indebtedness related to its participation in a new markets tax credit financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016

HIGHER ONE HOLDINGS, INC.

By:	/s/ Christopher Wolf
Name:	Christopher Wolf
Title:	Executive Vice President and Chief Financial Officer

3